UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2012

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Entry into a Material Definitive Agreement.

On October 24, 2012, XOMA Corporation (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Credit Suisse Securities (USA) LLC and Cowen and Company, LLC, as representatives of the underwriters named therein (the "Underwriters"), relating to the public offering and sale (the "Offering") of 13,333,333 shares of the Company's common stock.  The price to the public in this offering is $3.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $2.82 per share.  The net proceeds to the Company are expected to be approximately $36.9 million after deducting underwriting discounts and commissions and estimated offering expenses.  The sale of such shares is expected to close on October 29, 2012, subject to customary closing conditions.   The Company has also granted the Underwriters a 30-day option to purchase an additional 1,999,999 shares at the same price to cover overallotments, if any.

The Offering is being made pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-183486), including the prospectus dated September 7, 2012 contained therein, as the same has been supplemented.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in this Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Exhibits.

1.1	Underwriting Agreement, dated October 24, 2012
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2012	XOMA CORPORATION

	By:	/s/ Diane Wilcock
Diane Wilcock
Assistant Secretary

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated October 24, 2012

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)